UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2020

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 614-1740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On November 30, 2020, Kaiser Aluminum Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Alcoa Corporation (“Alcoa”). Subject to the terms and conditions of the Purchase Agreement, the Company has agreed to purchase Alcoa Warrick LLC and certain assets comprising the aluminum casting and rolling mill facility located in Evansville, Warrick County, Indiana (the “Rolling Mill Business”) for $670 million in cash and the assumption of certain liabilities of the Rolling Mill Business (the “Transaction”). The purchase price is subject to certain adjustments pursuant to the Purchase Agreement, including for any debt or debt-like items to the extent assumed by the Company.

The Purchase Agreement contains various representations, warranties and covenants of each party, including, among others, covenants with respect to the conduct of the Rolling Mill Business by Alcoa during the period between the execution of the Purchase Agreement and the completion of the Transaction (the “Closing”).

The Transaction is subject to certain closing conditions including, among others, (1) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the absence of any statute, rule, regulation, order, decree, action or other proceeding, restraining or otherwise preventing the consummation of the Transaction, and (3) in the case of the Company’s obligation to close, the absence of any event that has had or reasonably would be expected to have a material adverse effect on the Rolling Mill Business. Each party’s obligation to consummate the Transaction is also subject to (1) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (2) the other party’s performance and compliance in all material respects with its obligations and covenants under the Purchase Agreement.

The Company and Alcoa have agreed to use their respective reasonable best efforts to cause the Transaction to be consummated. In furtherance of this obligation, the Company has agreed to take certain actions to obtain the required antitrust approvals required to consummate the Transaction.

Either party has the right to terminate the Purchase Agreement under certain circumstances. Those circumstances include, but are not limited to, (1) material breach by either party that has not been cured, if curable, within thirty days after notice, (2) mutual consent, (3) failure to consummate the Transaction by July 1, 2021, (4) on account of action by a governmental authority that enjoins or otherwise prohibits the consummation of the transactions contemplated by the Purchase Agreement, or (5) in the case of Alcoa, by Alcoa if the Company fails to consummate the Transaction within five business days of the satisfaction or waiver of the closing conditions.

Each of the Company and Alcoa has agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. Further, Alcoa has agreed to indemnify the Company for liabilities not related to the Rolling Mill Business.

Alcoa will retain ownership of (1) the smelting assets and power plant adjacent to the rolling mill facility and (2) the land under the rolling mill facility. Upon Closing, Alcoa and the Company (or their respective affiliates) will also enter into certain ancillary agreements including, among others, a transition services agreement, a long-term ground lease with respect to the rolling mill premises and related support services, a market-based molten metal supply agreement and certain other commercial agreements relating to the Transaction.

A copy of the Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Rolling Mill Business or its business as of the date of the Purchase Agreement or as of any other date.

Item 7.01	Regulation FD Disclosure

On November 30, 2020, the Company issued a press release announcing their entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits:

2.1	Purchase Agreement, dated as of November 30, 2020, by and between Alcoa Corporation and Kaiser Aluminum Corporation*

99.1	Press Release dated November 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: November 30, 2020